SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2015

SOURCE GOLD CORP.
(Exact name of Company as specified in its charter)

Nevada	001-32984	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1401 Camino Del Mar, #202 Del Mar, California 92014
(Address of principal executive offices)

500 N. Rainbow Blvd Las Vegas, Nevada 89107
(Previous address of executive offices)
Phone: (949) 436-9382
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On May 31, 2013, Source Gold Corp. (the “Company”) entered into and delivered to Dhugald Pinchin in the principal amount of $57,500.00, due and payable on November 30, 2013, a 8% Convertible Redeemable Note, the terms of which are disclosed in our Quarterly Report on Form 10-Q for the period ended April 30, 2015 (the “Indebtedness”).

On August 10, 2015, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series B Voting Preferred Stock.  The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series B Voting Preferred Stock is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On August 10, 2015, Dhugald Pinchin assigned all rights, title, and interests in and to the Indebtedness to Santa Rosa Resources, Inc., a Nevada corporation (“Santa Rosa”), (the “Assignment”).  As a result of the Assignment, the Company is indebted to Santa Rosa in the principal amount of $57,500.00.

On August 14, 2015, after review and recommendation from the Board, the Company entered into an Agreement for Conversion of Indebtedness to Series B Voting Preferred Stock with Rancho, pursuant to which it was agreed that the Indebtedness would be converted to 1,000 shares of the Company’s Series B Voting Preferred Stock (the “Agreement for Conversion”).

The information specified above is qualified in its entirety by reference to the Agreement for Conversion.  A copy of that agreement is attached hereto as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Issued

On August 10, 2015, the Company filed a Certificate of Designation with the Nevada Secretary of State creating the 1,000 shares of Series B Voting Preferred Stock

On August 14, 2015, the Company issued 1,000 shares of Series B Voting Preferred Stock to Rancho, representing 100% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock.

Consideration

The consideration for the 1,000 shares of Series B Voting Preferred Stock is the conversion of the Indebtedness, as set forth in the Agreement for Conversion.

Exemption from Registration

The 1,000 shares of the Series B Voting Preferred Stock were issued in reliance upon that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), specified by the provisions of Section 4(2) of the Act regarding transactions by an issuer not involving a public offering of securities.  The issuance of those shares as conversion of the Indebtedness did not involve any public offering of securities.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth and incorporated by reference in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Identity of the person who acquired control; date and description of the transaction; and basis of control

Edward Aruda is the sole director and officer of Santa Rosa Resources, Inc., which acquired control of the Company on August 14, 2015.  Control of the Company resulted from the conversion of the Indebtedness to 1,000 shares of the Company’s Series B Voting Preferred Stock, as specified in Items 1.01 and 3.02 of this Current Report on Form 8-K.

Percentage of Voting Securities of the Company

On August 14, 2015, the Company’s total issued and outstanding shares of common stock was 3,472,433,130.

Santa Rosa Resources, Inc., as the sole holder of the 1,000 authorized, issued and outstanding shares of Series B Voting Preferred Stock, holds voting power equal to 99% of the Company’s voting securities.

Consideration and source of funds used by Rancho

The consideration for the 1,000 shares of Series B Voting Preferred Stock is the conversion of the Indebtedness, as set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Agreement for Conversion of Indebtedness to Series B Voting Preferred Stock by and between Source Gold Corp. and Santa Rosa Resources, Inc., dated August 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Gold Corp.

Date: August 19, 2015	By:	/s/ Edward Aruda
Edward Aruda
President & CEO